INVESTMENT SUB-ADVISORY AGREEMENT

	AGREEMENT made as of the 24th day of May 2016 by and between AdvisorShares Investments, LLC, a Delaware limited liability company with its principal place of business at 4800 Montgomery Lane, Suite 150, Bethesda, Maryland 20814 (the "Adviser"), and AthenaInvest Advisors LLC, a Colorado limited liability company with its principal place of business at 5340 South Quebec Street, Greenwood Village, Colorado 80111 (the "Sub-Adviser").

      WHEREAS, AdvisorShares Trust, a Delaware statutory trust
(the "Trust"), is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Adviser has entered into an Investment Advisory Agreement with the Trust dated June 2, 2009 (the "Advisory Agreement"), pursuant to which the Adviser acts as investment adviser to the series of the Trust set forth on Schedule A attached hereto (each a "Fund" and, collectively, the "Funds"), as such schedule may be amended by mutual agreement of the parties hereto; and

      WHEREAS, the Adviser and Sub-Adviser previously entered into an Investment Sub-Advisory Agreement dated July 1, 2013, pursuant to which the Adviser, with the approval of the Trust, retained the Sub-Adviser to provide investment sub-advisory services; and

      WHEREAS, the previous agreement between the Adviser and the Sub-Adviser terminated and the Adviser and the Sub-Adviser desire to enter into this Agreement to continue the sub-advisory arrangement as described herein;

      NOW, THEREFORE, the parties hereto agree as follows:

1.	Duties of the Sub-Adviser.  Subject to the oversight and
supervision of the Adviser and the Trust's Board of Trustees and consistent with its fiduciary duties to the Funds, the Sub-Adviser shall manage all of the securities and other assets of a Fund entrusted to it hereunder (the
"Assets"), including the purchase, retention and disposition of the Assets, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the "Prospectus"), and subject to the following:

(a)	The Sub-Adviser shall, subject to subparagraph (b),
determine from time to time what Assets will be purchased, retained or sold by the Fund, and what portion of the Assets will be invested or held uninvested in cash.

(b)	In the performance of its duties and obligations under
this Agreement, the Sub-Adviser shall act in conformity with the Trust's Declaration of Trust (as defined herein) and the Prospectus and with the instructions and directions of the Adviser and of the Board of Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the
"Code"), and all other applicable federal and state laws and regulations, as each is amended from time to time.

(c)	The Sub-Adviser shall determine the Assets to be
purchased or sold by the Fund as provided in subparagraph (a) and will place orders with or through such issuers, brokers or dealers to carry out the policy with respect to brokerage set forth in the Fund's Prospectus or as the Board of Trustees or the Adviser may direct in writing from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek, on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities
Exchange Act of 1934 (the "Exchange Act")).
Consistent with any guidelines established by the Board of Trustees of the Trust and Section 28(e) of the Exchange Act, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Assets be purchased from or sold to the Adviser, the Sub-Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange
Commission ("SEC") and the 1940 Act.

(d)	The Sub-Adviser shall maintain all books and records
with respect to transactions involving the Assets required by subparagraphs (b)(1), (5), (6), (7), (9),
(10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser's services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all records that it maintains on behalf of the Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund's request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-
Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement, and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser).

(e)	The Sub-Adviser shall provide the Fund's custodian on
each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser.

(f)	The Sub-Adviser shall promptly notify the Adviser of
any financial condition that is reasonably likely to impair the Sub-Adviser's ability to fulfill its commitment under this Agreement.

(g)	The Sub-Adviser shall be responsible for reviewing
proxy solicitation materials or voting and handling proxies in relation to the securities held as Assets in the Fund.

(h)	In performance of its duties and obligations under
this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or a sub-adviser to any other series of the Trust or portfolio that is under common control with the Fund concerning the Assets, except as permitted by the policies and procedures of the Fund. The Sub-Adviser shall not provide investment advice with respect to any assets of the Fund other than the Assets. This limitation will not prohibit the Sub-Adviser from consulting with the Adviser.

(i)	On occasions when the Sub-Adviser deems the purchase
or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

(j)	The Sub-Adviser shall furnish to the Adviser or the
Board of Trustees such periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board of Trustees may reasonably request.
Upon the request of the Adviser, the Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC.

(k)	The Sub-Adviser shall furnish to the Adviser a monthly
portfolio manager commentary within ten (10) business days of each month-end.

	To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the medium of any of the Sub-Adviser's partners, officers, employees or control affiliates;
provided, however, that the use of such mediums does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

2.	Duties of the Adviser.  The Adviser shall continue to have
responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the Sub-Adviser's performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Trust's Declaration of Trust (as defined herein), the Prospectus, the instructions and directions of the Board of Trustees of the Trust, the requirements of the 1940 Act, the Code, and all other applicable federal and state laws and regulations, as each is amended from time to time.

3.	Exclusivity of Exchange-Traded Fund Investment Management
Services. The investment management services provided by the Sub-Adviser under this Agreement with respect to managing the exchange-traded funds listed in Schedule A
("ETF") are to be deemed exclusive and the Sub-Adviser shall not be free to render similar services to other ETFs for a period of three (3) years following the date on which the Sub-Adviser ceases to provide such services to the Adviser and/or the Trust. The Adviser acknowledges that the Sub-Adviser performs or in the future may perform investment advisory services for various other exchange-traded funds and other clients and, to the extent it is consistent with applicable law and the Sub-Adviser's fiduciary obligations, the Sub-Adviser may give advice and take action with respect to any of those other funds and clients that will differ from the advice given or the timing or nature of action taken for the Fund.

4.	Delivery of Documents.  The Adviser has furnished the Sub-
Adviser with copies of each of the following documents:

(a)	The Trust's Agreement and Declaration of Trust, as
filed with the Secretary of State of Delaware (such
Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the "Declaration of Trust");

(b)	By-Laws of the Trust (such By-Laws, as in effect on
the date of this Agreement and as amended from time to time, are herein called the "By-Laws");

(c)	Prospectus of the Fund;

(d)	Resolutions of the Trust's Board of Trustees approving
the engagement of the Sub-Adviser as a sub-adviser to the Fund;

(e)	Resolutions, policies and procedures adopted by the
Trust's Board of Trustees with respect to the Assets to the extent such resolutions, policies and procedures may affect the duties of the Sub-Adviser hereunder;

(f)	A list of the Trust's principal underwriter and each
affiliated person of the Adviser, the Trust, or the principal underwriter; and

(g)	A list of each other investment sub-adviser to the
Fund.

The Adviser shall promptly furnish the Sub-Adviser with copies of all amendments of or supplements to the foregoing. Until so provided, the Sub-Adviser may continue to rely on those documents previously provided. The
Adviser shall not, and shall not permit the Fund to use the Sub-Adviser's name or make representations regarding the Sub-Adviser or its affiliates without the prior written consent of the Sub-Adviser, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Sub-Adviser's approval is not required when the information regarding the Sub-Adviser used by the Adviser or the Fund is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser and the information is used (a) as required by applicable law, rule, or regulation, in the Prospectus or in Fund shareholder reports or proxy statements; (b) in Adviser communications;
or (c) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.

5.	Compensation to the Sub-Adviser.  For the services to be
provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A, which is attached hereto and made part of this Agreement. The fee will be calculated based on the average daily value of the Assets under the Sub-Adviser's management and will be paid to the Sub-Adviser monthly. For the avoidance of doubt, notwithstanding the fact that the Agreement has not been terminated, no fee will be accrued under this Agreement with respect to any day that the value of the Assets under the Sub-Adviser's management equals zero. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

	Except for expenses assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any costs or expenses of the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund, (c) custodian and administrative fees;
and (d) accounting and legal expenses. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

6.	Indemnification.  The Sub-Adviser shall indemnify and hold
harmless the Adviser from and against any and all claims, losses, liabilities, or damages (including reasonable attorney's fees and other related expenses) (collectively, "Losses") arising from the Sub-Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Agreement in the performance of its obligations under this Agreement;
provided, however, that the Sub-Adviser's obligation under this Paragraph 6 shall be reduced to the extent that the claim against, or the loss, liability, or damage experienced by the Adviser, is caused by or is otherwise directly related to (i) any breach by the Adviser of its representations or warranties made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Adviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Adviser that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Sub-Adviser or the Trust, or the omission of such information, by the Adviser for use therein.

	The Adviser shall indemnify and hold harmless the Sub-Adviser from and against any and all Losses arising from the Adviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under this Agreement in the performance of its obligations under this Agreement; provided, however, that the Adviser's obligation under this Paragraph 6 shall be reduced to the extent that the claim against, or the loss, liability, or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to (i) any breach by the Sub-Adviser of its representations or warranties made herein,
(ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser that was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Adviser or the Trust, or the omission of such information, by the Sub-Adviser for use therein.

A party seeking indemnification hereunder (the "Indemnified
Party") will (i) provide prompt notice to the other of any claim ("Claim") for which it intends to seek indemnification, (ii) grant control of the defense and /or settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The
Indemnified Party will have the right at its own expense to participate in the defense of any Claim, but will not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification will not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

No party will be liable to another party for consequential damages under any provision of this Agreement.

7.	Trust and Sub-Advisor Shareholder Liability.  The Sub-
Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust and agrees that obligations assumed by the Trust pursuant to this Agreement will be limited in all cases to the Trust and its assets, and if the liability relates to one series, the obligations hereunder will be limited to the respective assets of that series. The Sub-Adviser further agrees that it will not seek satisfaction of any such obligation from the shareholders or any individual shareholder of a Fund, nor from the Trustees or any individual Trustee of the Trust. Similarly, Advisor agrees that liability for obligations assumed by Sub-Advisor pursuant to this Agreement will be limited in all cases to Sub-Advisor and its assets. Adviser further agrees that neither it nor the Trust will seek satisfaction of any such obligation from the shareholders or any director or officer of Sub-Advisor.

8.	Representations and Warranties of Sub-Adviser and Adviser.
	(a)  	The Sub-Adviser represents and warrants to the
Adviser and the Funds as follows:
(i) 		The Sub-Adviser is registered as an
investment adviser under the Investment Advisers
Act of 1940, as amended (the "Advisers Act");
(ii)		The Sub-Adviser will immediately notify the
Adviser of the occurrence of any event that would
disqualify the Sub-Adviser from serving as an
investment adviser of an investment company
pursuant to Section 9(a) of the 1940 Act;
(iii)	The Sub-Adviser is fully authorized under
all applicable law to serve as Sub-Adviser to the
Funds and to perform the services described under
this Agreement;
(iv)		The Sub-Adviser is [a (insert form of
business, e.g., limited liability company)] duly
organized and validly existing under the laws of
the state of [State] with the power to own and
possess its assets and carry on its business as
it is now being conducted;
(v)	The execution, delivery, and performance by the
Sub-Adviser of this Agreement are within the Sub-
Adviser's powers and have been duly authorized by
all necessary action on the part of its members,
and no action by or in respect of, or filing
with, any governmental body, agency, or official
is required on the part of the Sub-Adviser for
the execution, delivery, and performance by the
Sub-Adviser of this Agreement, and the execution,
delivery and performance by the Sub-Adviser of
this Agreement do not contravene or constitute a
default under (i) any provision of applicable
law, rule, or regulation, (ii) the Sub-Adviser's
governing instruments, or (iii) any agreement,
judgment, injunction, order, decree, or other
instrument binding upon the Sub-Adviser;
(vi)	This Agreement is a valid and binding agreement
of the Sub-Adviser;
(vii)	The Form ADV of the Sub-Adviser previously
provided to the Adviser is a true and complete
copy of the form filed with the SEC and the
information contained therein is accurate and
complete in all material respects as of its
filing date, and does not omit any material fact
necessary to make the statements made, in light
of the circumstances under which they were made,
not misleading; and
(viii)	The Sub-Adviser shall not divert any of the
Fund's portfolio securities transactions to a
broker or dealer in consideration of such broker
or dealer's promotion or sales of shares of the
Fund, any other series of the Trust, or any other
registered investment company.
(ix)	The Sub-Adviser understands the unique
characteristics of the Fund as an actively
managed exchange-traded fund (i.e., a novel
investment vehicle in a limited market) and will
use its best efforts to educate the investing
public about the investment objectives and
investment strategies of the Fund in an effort to
expand the Fund's shareholder base.  The Sub-
Advisor further understands that any
participation with other investment vehicles in
the Fund's limited marketplace may be construed
by the Adviser as detrimental to the Fund and
cause for termination.
(b)  	The Adviser represents and warrants to the Sub-
Adviser as follows:
(i) 	The Adviser is registered as an investment
adviser under the Advisers Act;
(ii) 	The Adviser will immediately notify the Sub-
Adviser of the occurrence of any event that would
disqualify the Adviser from serving as an
investment adviser of an investment company
pursuant to Section 9(a) of the 1940 Act;
(iii)	The Adviser is fully authorized under all
applicable law to serve as Adviser to the Funds
and to perform the services described under this
Agreement;
(iv)	The Adviser is a limited liability company duly
organized and validly existing under the laws of
the state of Delaware with the power to own and
possess its assets and carry on its business as
it is now being conducted;
(v)	The execution, delivery, and performance by the
Adviser of this Agreement are within the
Adviser's powers and have been duly authorized by
all necessary action on the part of its members,
and no action by or in respect of, or filing
with, any governmental body, agency, or official
is required on the part of the Adviser for the
execution, delivery, and performance by the
Adviser of this Agreement, and the execution,
delivery, and performance by the Adviser of this
Agreement do not contravene or constitute a
default under (i) any provision of applicable
law, rule, or regulation, (ii) the Adviser's
governing instruments, or (iii) any agreement,
judgment, injunction, order, decree, or other
instrument binding upon the Adviser; and
(vi)		This Agreement is a valid and binding
agreement of the Adviser.
9.	Duration and Termination.
(a) 	Duration. This Agreement shall become effective upon
the date first above written, provided that this
Agreement shall not take effect with respect to the
Funds unless it has first been approved by a vote of a
majority of those Trustees of the Trust, who are not
parties to this Agreement or interested persons of any
such party, cast in person at a meeting called for the
purpose of voting on such approval. This Agreement
shall continue in effect for a period of two years
from the date hereof, subject thereafter to being
continued in force and effect from year to year if
specifically approved each year by the Board of
Trustees or by the vote of a majority of the Fund's
outstanding voting securities. In addition to the
foregoing, each renewal of this Agreement must be
approved by the vote of a majority of the Fund's
Trustees who are not parties to this Agreement or
interested persons of any such party, cast in person
at a meeting called for the purpose of voting on such
approval. Prior to voting on the renewal of this
Agreement, the Board of Trustees of the Fund may
request and evaluate, and the Sub-Adviser shall
furnish, such information as may reasonably be
necessary to enable the Trust's Board of Trustees to
evaluate the terms of this Agreement.
(b)	Termination. Notwithstanding whatever may be provided
herein to the contrary, this Agreement may be
terminated at any time, without payment of any
penalty:
(i)	By vote of a majority of the Board of Trustees of
the Fund, or by vote of a majority of the
outstanding voting securities of the Fund, or by
the Adviser, in each case, upon sixty (60) days'
written notice to the Sub-Adviser;
(ii)	By the Adviser upon breach by the Sub-Adviser of
any representation or warranty contained in
Paragraphs 8 and 10 hereof, if such breach has
not been cured within twenty (20) days of the
Sub-Adviser's receipt of written notice of such
breach;
(iii)	By the Adviser immediately upon written
notice to the Sub-Adviser if the Sub-Adviser
becomes unable to discharge its duties and
obligations under this Agreement; or
(iv)	By the Sub-Adviser upon one hundred twenty (120)
days' written notice to the Adviser and the Fund.
This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Advisory Agreement with the Trust. As used in this Paragraph 9, the terms
"assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940
Act.

10.	Compliance Program of the Sub-Adviser.  The Sub-Adviser
hereby represents and warrants that:

(a) 	in accordance with Rule 206(4)-7 under the Advisers
Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-
Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act;
and

(b)	to the extent that the Sub-Adviser's activities or
services could affect the Fund, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the "federal securities laws"
(as such term is defined in Rule 38a-1 under the 1940
Act) by the Fund and the Sub-Adviser (the policies and procedures referred to in this Paragraph 10(b), along with the policies and procedures referred to in Paragraph 10(a), are referred to herein as the Sub-
Adviser's "Compliance Program").

11.	Confidentiality.  Subject to the duty of the Adviser or
Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all non-public information pertaining to the Fund and the actions of the Sub-Adviser and the Fund in respect thereof. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder exclusively pertaining to the Fund is to be regarded as confidential and for use only by the Adviser, the Fund, the Board of Trustees, or such persons as the Adviser may designate in connection with the Fund. It is also understood that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of investments which, on a temporary basis, may not be bought or sold for the Fund, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Fund. The parties acknowledge and agree that all nonpublic personal information with regard to shareholders in the Fund shall be deemed proprietary information of the Adviser, and that the Sub-Advisor shall use that information solely in the performance of its duties and obligations under this Agreement and shall take reasonable steps to safeguard the confidentiality of that information. Further, the Sub-Adviser shall maintain and enforce adequate security procedures with respect to all materials, records, documents, and data relating to any of its responsibilities pursuant to this Agreement, including all means for the effecting of investment transactions.

12.	Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide to the Trust's
Chief Compliance Officer ("CCO") the following documents:

(i) 	reasonable access, at the Sub-Adviser's principal
office or such other place as may be mutually agreed to by the parties, to all SEC examination correspondences, including correspondences regarding books and records examinations and "sweep" examinations, issued during the term of this Agreement, in which the SEC identified any concerns, issues, or matters (such correspondences are commonly referred to as "deficiency letters") relating to any aspect of the Sub-Adviser's investment advisory business and the Sub-Adviser's responses thereto; provided that the Sub-Adviser may redact from such correspondences client specific confidential information, material subject to the attorney-client privilege, and material non-public information, that the Sub-Adviser reasonably determines should not be disclosed to the Trust's
CCO;

(ii)	a report of any material violations of the Sub-
Adviser's Compliance Program or any "material compliance matters" (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser's Compliance
Program;

(iii)	on a quarterly basis, a report of any
material changes to the policies and procedures that compose the Sub-Adviser's Compliance
Program;

(iv)	a copy of the Sub-Adviser's chief compliance
officer's report (or similar document(s) that serve the same purpose) regarding his or her annual review of the Sub-Adviser's Compliance
Program, as required by Rule 206(4)-7 under the Advisers Act; and

(v)	an annual (or more frequently as the Trust's CCO
may reasonably request) representation regarding the Sub-Adviser's compliance with Paragraphs 8 and 10 of this Agreement.

(b)	The Sub-Adviser shall also provide the Trust's CCO
with reasonable access, during normal business hours, to the Sub-Adviser's facilities or personnel for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

13.	Use of Intellectual Property by the Sub-Adviser.  The
Adviser grants to the Sub-Adviser a sublicense to use the trademarks, service marks, logos, names, or any other proprietary designations of the Adviser ("AdvisorShares Marks") on a non-exclusive basis. The Sub-Adviser will acquire no rights in the AdvisorShares Marks, and all goodwill of the AdvisorShares Marks shall inure to and remain with the Adviser. The Sub-Adviser agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the Fund(s), the Adviser or any of their respective affiliates or use AdvisorShares Marks in offering, marketing or other promotional materials without the prior express written consent of the Adviser, which approval will not be unreasonably withheld or delayed, except as required by rule, regulation or upon the request of a governmental authority. Notwithstanding the forgoing, the Sub-Adviser and its affiliates may, without obtaining the Adviser's prior approval, refer directly or indirectly to its relationship with the Trust, the Fund(s), the Adviser or any of their respective affiliates and use AdvisorShares Marks in offering, marketing or other promotional materials provided that such materials were previously approved by the Adviser and remain in substantially the same form.

14.	Use of Intellectual Property by the Adviser.  The Sub-
Adviser grants to the Adviser a sublicense to use the trademarks, service marks, logos, names, or any other proprietary designations of the Sub-Adviser ("Sub-Adviser Marks") on a non-exclusive basis. The Adviser will acquire no rights in the Sub-Adviser Marks, and all goodwill of the Sub-Adviser Marks shall inure to and remain with the Sub-Adviser. Advisor acknowledges that in the performance of services hereunder Sub-Advisor utilizes certain proprietary information and methodology, including but not limited to registered and pending patents, and Advisor receives and Sub-Advisor grants no rights as to Sub-Advisor's proprietary information and methodology.

15.	Governing Law.  This Agreement shall be governed by the
internal laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

16.	Interpretation and Severability.  Where the effect of a
requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.
Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

17.	Notice.  Any notice, advice, or report to be given pursuant
to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified, or overnight mail, postage prepaid, and addressed by the party giving notice to the last address furnished by the other party:

To the Adviser at:
AdvisorShares Investments, LLC
4800 Montgomery Lane
Suite 150
Bethesda, MD 20814
Attention:  Legal Department


AdvisorShares Investments, LLC
4144 N. Central Expressway
Suite 600
Dallas, TX 75204
Attention:  Dan Ahrens

To the Sub-Adviser at:
AthenaInvest Advisors LLC
5340 South Quebec Street
Greenwood Village, CO 80111


18.	Mutual Non-Hire/Non-Solicitation.   The Sub-Adviser hereby
agrees that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and/or the Trust, the Sub-
Adviser shall not, for any reason, directly or indirectly, on its own behalf or on behalf of others, hire any person employed by the Adviser who becomes known to Sub-Adviser in connection with this Agreement or services rendered pursuant to this Agreement, whether such person is a full-time employee or whether such person's employment is pursuant to a written agreement or is at-will. The Sub-
Adviser further agrees that, to the extent that the Sub-
Adviser breaches the covenant described in this paragraph, the Adviser shall be entitled to pursue all appropriate remedies in law or equity. Similarly, Adviser hereby agrees that so long as the Sub-Adviser provides services to the Adviser or the Trust and for a period of one year following the date on which the Sub-Adviser ceases to provide services to the Adviser and/or the Trust, the Adviser shall not, for any reason, directly or indirectly, on its own behalf or on behalf of others, hire any person employed by the Sub-Adviser who becomes known to Adviser in connection with this Agreement or services rendered pursuant to this Agreement, whether such person is a full-time employee or whether such person's employment is pursuant to a written agreement or is at-will. The Adviser further agrees that, to the extent that the Adviser breaches the covenant described in this paragraph, the Sub-
Adviser shall be entitled to pursue all appropriate remedies in law or equity.

19.	Amendment of Agreement.  This Agreement may be amended only
by written agreement of the Adviser and the Sub-Adviser and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

20.	Entire Agreement.  This Agreement embodies the entire
agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

	In the event the terms of this Agreement are applicable to more than one series of the Trust (for purposes of this Paragraph 20, each a "Fund"), the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a schedule executed subsequent to the date first indicated above, provisions of such schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Paragraph 9 of this Agreement with respect to such Fund shall be the execution date of the relevant schedule.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


AdvisorShares Investments, LLC
By:
/s/ Dan Ahrens
Dan Ahrens
Managing Director


AthenaInvest Advisors LLC
By:
/s/ C. Thomas Howard
C. Thomas Howard
Chief Executive Officer





Schedule A to the
Investment Sub-Advisory Agreement

Dated as of May 24, 2016
between AdvisorShares Investments, LLC
andAthenaInvest Advisors LLC

A.	List of Funds.

	AdvisorShares Athena High Dividend ETF

B.	Sub-Advisory Fee.

	In accordance with Paragraph 5 of the Agreement, the Adviser shall pay the Sub-Adviser a fee for its services to the AdvisorShares Athena High Dividend ETF calculated daily at an annual rate of 0.40% based on the average daily net assets of the Fund.

	The Adviser may also receive fees from the Sub-Adviser to the extent the Sub-Adviser is required to pay a penalty for late payment of any reimbursement owed to the Adviser as set forth in the Expense Limitation Agreement between the Adviser and the Sub-Adviser.


Agreed and Accepted:

AdvisorShares Investments, LLC
By:

/s/ Dan Ahrens
Dan Ahrens
Managing Director



AthenaInvest Advisors LLC
By:
/s/ C. Thomas Howard
C. Thomas Howard
Chief Executive Officer